UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/29/2010

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2010, Don R. Wellendorf, Chairman of the Board, Chief Executive Officer and President of Magellan GP, LLC ("MMP's General Partner"), the general partner of Magellan Midstream Partners, L.P. ("MMP"), informed the Board of Directors of MMP's General Partner that he will retire from his positions effective January 31, 2011.

On December 2, 2010, the Board of Directors of MMP's General Partner elected Michael N. Mears to replace Mr. Wellendorf as Chairman of the Board, Chief Executive Officer and President effective February 1, 2011. Mr. Mears, 47, currently serves as Chief Operating Officer of MMP's General Partner and has served in such capacity since May 2008. From 2002 to May 2008, he was Vice President and then Senior Vice President of Transportation and Terminals. Prior to joining MMP in 2002, he served as a Vice President of subsidiaries of The Williams Companies, Inc. from 1996 to 2002. Mr. Mears also worked in various management positions with Williams Pipe Line Company (now known as Magellan Pipeline Company, L.P.) since joining Williams in 1985.

Item 7.01.    Regulation FD Disclosure

On December 3, 2010, MMP issued a press release regarding the matters set forth in Item 5.02. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - MMP's press release dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: December 03, 2010	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	The Partnership's press release dated December 3, 2010.